Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders US Assets, Inc.
We hereby consent to inclusion in this Pre-Effective Amendment No. 1 to Form  S-1 on Form S-11 of US Assets, Inc. of (a) our report dated November 16, 2016, with respect to the balance sheet of US Assets, Inc. as of June 30, 2016, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended June 30, 2016 and (b) the reference to our firm under the heading "Experts" in such registration statement.
CARR, RIGGS & INGRAM, LLC

Dallas, Texas
November 29, 2016